NINTH AMENDMENT TO THE
                    RIO SUITE HOTEL & CASINO
                EMPLOYEE RETIREMENT SAVINGS PLAN


     THE UNDERSIGNED do hereby adopt the following amendments to the above stated plan. This amendment has been duly authorized by the Board of Directors.

     Effective  August  25, 1994, the Rio Suite  Hotel  &  Casino
Employment Retirement Savings Plan is amended as follows:

     ARTICLE VII, AMENDMENT, TERMINATION, MERGERS AND LOANS, is amended to add the following Section 7.0:

     7.0  ACTION BY EMPLOYER

            For  purposes of Amendment, Termination,  Merger  and
            Consolidation,  as provided herein in  Sections  7.1,
            7.2 and 7.3, any action by the Employer shall require the approval of:

                (a)  the Employer's Board of Directors; and
                (b)  each Plan Trustee.

     IN WITNESS WHEREOF, the Company has duly executed this amendment, this 26th day of August, 1994.

                              RIO PROPERTIES, INC. dba
                              RIO SUITE HOTEL & CASINO



                              BY:  /s/Harlan D. Braaten
                                   Harlan D. Braaten
                                   Trustee



                              BY:  /s/James A. Barrett, Jr.
                                   James A. Barrett, Jr.
                                   Trustee



                              BY:  /s/Donald Marrandino
                                   Donald Marrandino
                                   Trustee



                     TENTH AMENDMENT TO THE
                    RIO SUITE HOTEL & CASINO
                EMPLOYEE RETIREMENT SAVINGS PLAN


     THE UNDERSIGNED, do hereby adopt the following amendments to
the   above  stated  Plan.   These  amendments  have  been   duly
authorized by the Board of Directors.

     Effective  January  1, 1995, the Rio Suite  Hotel  &  Casino
Employment Retirement Savings Plan is amended as follows:

     ARTICLE I, DEFINITIONS, Section 1.8 "COMPENSATION," is amended, as to its first paragraph, to be:

     "Compensation" with respect to any Participant means wages, commissions, tips, and bonuses, and excludes any taxable or non-taxable fringe benefits provided by the Employer. Amounts contributed by the Employer under the within Plan, except for an Employee's compensation that is deferred pursuant to Section 4.2, shall not be considered as Compensation. Compensation for any Self-Employed Individual shall be equal to his Earned Income."

     IN WITNESS WHEREOF, the Company has duly executed this amendment this 1st day of January, 1995.

                              RIO PROPERTIES, INC. dba
                              RIO SUITE HOTEL & CASINO




                              BY:  /s/HARLAN D. BRAATEN
                                   HARLAN D. BRAATEN
                                   TRUSTEE



                              BY:  /s/JAMES A. BARRETT, JR.
                                   JAMES A. BARRETT, JR.
                                   TRUSTEE



                              BY:  /s/DONALD MARRANDINO
                                   DONALD MARRANDINO
                                   TRUSTEE



                    ELEVENTH AMENDMENT TO THE
                    RIO SUITE HOTEL & CASINO
               EMPLOYMENT RETIREMENT SAVINGS PLAN

                   PART I.  SECTION 401(a)(17)

                      LIMITATION AMENDMENT


  TO RIO SUITE HOTEL & CASINO EMPLOYEE RETIREMENT SAVINGS PLAN

     THE UNDERSIGNED do hereby adopt the following amendment to the above stated plan. This amendment has been duly authorized by the Board of Directors.

     In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     For plan year beginning on or after January 1, 1994, any reference in this plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

     If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in
the   current  plan  year,  the  compensation  for   that   prior
determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

     IN WITNESS WHEREOF, the Company has duly executed this amendment this 12th day of January, 1995.

                              RIO PROPERTIES, INC. dba
                              RIO SUITE HOTEL & CASINO




                              BY:  /s/HARLAN D. BRAATEN
                                   HARLAN D. BRAATEN
                                   TRUSTEE



                              BY:  /s/JAMES A. BARRETT, JR.
                                   JAMES A. BARRETT, JR.
                                   TRUSTEE



                              BY:  /s/DONALD MARRANDINO
                                   DONALD MARRANDINO
                                   TRUSTEE